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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Blimpie International, Inc. of our report dated August 17, 1998 relating to the financial statements and financial statement schedule for the year ended June 30, 1998, which appears in Blimpie International, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                        /s/ PricewaterhouseCoopers LLP
                                        -------------------------------


Atlanta, Georgia
February 7, 2001